SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2015

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) Walgreens Boots Alliance, Inc. held its Annual Meeting of Stockholders on May 28, 2015.

(b) Set forth below are the voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting:

Proposal No. 1: The stockholders voted for election of the following directors to serve on the Board of Directors until the next Annual Meeting of Stockholders or until their successors are elected and qualified (or any such director’s earlier death, resignation or removal):

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Janice M. Babiak	818,866,303	6,885,017	1,363,102	133,666,006
David J. Brailer	821,147,912	4,523,816	1,442,694	133,666,006
Steven A. Davis	804,204,134	21,466,283	1,444,005	133,666,006
William C. Foote	767,552,425	58,148,264	1,413,733	133,666,006
Ginger L. Graham	802,685,649	23,033,471	1,395,302	133,666,006
John A. Lederer	819,891,420	5,809,391	1,413,611	133,666,006
Dominic P. Murphy	819,843,947	5,810,917	1,459,558	133,666,006
Stefano Pessina	818,937,838	6,636,095	1,540,489	133,666,006
Barry Rosenstein	813,830,572	11,790,139	1,493,711	133,666,006
Leonard D. Schaeffer	822,277,788	3,340,478	1,496,156	133,666,006
Nancy M. Schlichting	813,018,260	12,735,839	1,360,323	133,666,006
James A. Skinner	814,839,904	10,778,138	1,496,380	133,666,006

Proposal No. 2: The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers was approved. There were 794,546,925 votes for, 29,254,268 votes against, and 3,313,229 abstentions. There were 133,666,006 broker non-votes on this proposal.

Proposal No. 3: The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm was approved. There were 949,075,126 votes for, 9,935,594 votes against, and 1,769,708 abstentions.

Proposal No. 4: The stockholder proposal regarding an executive equity retention policy was not approved. There were 146,730,985 votes for, 676,043,456 votes against, and 4,339,981 abstentions. There were 133,666,006 broker non-votes on this proposal.

Proposal No. 5: The stockholder proposal regarding accelerated vesting of equity awards of senior executives upon a change in control was not approved. There were 244,253,741 votes for, 579,231,851 votes against, and 3,628,830 abstentions. There were 133,666,006 broker non-votes on this proposal.

Proposal No. 6: The stockholder proposal regarding proxy access was not approved. There were 329,464,906 votes for, 494,280,254 votes against, and 3,369,262 abstentions. There were 133,666,006 broker non-votes on this proposal.

Proposal No. 7: The stockholder proposal regarding linking executive pay to performance on sustainability goals was not approved. There were 46,186,553 votes for, 762,706,414 votes against, and 18,221,455 abstentions. There were 133,666,006 broker non-votes on this proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: June 1, 2015	By:	/s/ Jan Stern Reed

	Title:	Senior Vice President, General Counsel and Corporate Secretary